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                                                                  Exhibit 10.25
                                 PROMISSORY NOTE

L316,375.62 [equal to $500,000]                  Effective date: April 1, 2000


         FOR VALUE RECEIVED, Bob Koenig (the "MAKER") does hereby promise to pay to FirstMark Communications Europe SA ("FMCE") or its assigns (the holder of this promissory Note being referred to as the "HOLDER"), the principal sum of $500,000.

         1. PAYMENT. Subject to Section 2 below, all sums payable hereunder shall be collected from the Maker by the Holder by means of a check or money order made payable to the Holder at [ ] or at such other place or places as the Holder may direct from time to time. The principal balance of this Promissory Note shall be paid (i) in five annual payments to the Holder in the amount of $100,000 (the "INSTALLMENT PAYMENT"), with the first Installment Payment due and payable on April [ ], 2001, and each of the next four (4) Installment Payments due and payable on each succeeding April [ ] (each payment date referred to herein as the "INSTALLMENT DATE"). Notwithstanding the foregoing, all amounts shall be due and payable immediately in the event that the Employee is terminated by FirstMark Communications Europe Services Limited (or its successor) for cause or terminates his employment other than for good reason, or, subject to Section 2 below, one year after termination of employment for any other reason.

         2. FORGIVENESS. If, as of an Installment Date, the Maker continues to be Chief Financial Officer of FirstMark Communications Europe Services Limited (or its successor), the Holder shall forgive the Installment Payment due and payable as of such Installment Date, and FMCE shall treat the forgiveness as compensation to Mr. Samples; provided, however, that as a condition to such forgiveness, the Maker shall make arrangements that are satisfactory to the directors of FMCE in their sole discretion with respect to the Maker's payment to FMCE of the amount that is necessary to be withheld (if any) in accordance with applicable withholding requirements.

         3. INTEREST. The outstanding principal balance of this Promissory Note shall bear interest at a rate per annum equal to __% [equal to] compounded annually (the "RATE").

         4. PREPAYMENT. This Promissory Note is subject to prepayment at any time or from time to time at the option of the Maker, either in whole or in part, without premium or penalty.

         5. DELINQUENCY RATE OF INTEREST. All past due and delinquent sums hereunder, both principal and interest, shall earn interest until such sums have been paid at the rate that is the lesser of (a) 12% or (b) the maximum rate of interest permitted


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by applicable law. Interest shall be computed on the basis of a 365 day year for the actual number of days elapsed.

         6. COLLECTION EXPENSES. If there is a default under this Promissory Note and this Promissory Note is placed in the hands of an attorney for collection, or in the event that this Promissory Note is collected in whole or in part by suit or through probate or bankruptcy proceedings, or other legal proceedings of any kind, the Maker agrees to pay, in addition to all the sums payable hereunder, the Holder's reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements, whether or not suit is brought and through all appeals.

         7. GENERAL PROVISIONS. Time shall be of the essence with respect to the terms of this Promissory Note. This Promissory Note cannot be changed or modified orally.

         8. GOVERNING LAW. This Promissory Note shall be construed in accordance with and governed by English law.


         EXECUTED this 1st day of April, 2000, to be effective as of the date first set forth above.

                                                     MAKER:

                                                     /s/ Bob Koenig
                                                     -------------------------
                                                     BOB KOENIG


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